Rule 424(b)(3)
Registration Statement No. 333-136681
Pricing Supplement No. 11b
Dated March 24, 2008
(To Prospectus dated August 16, 2006 and
 Prospectus Supplement dated July 11, 2007)
INTERNATIONAL LEASE FINANCE CORPORATION
$10,000,000,000
Medium-Term Notes, Series R
Principal Amount:					$100,000,000.00
Issue Price:					$99,894,000.00
Net Proceeds to the Company:			$99,644,000.00
Agent's Discount or Commission:		0.25%
Agents:				Citigroup Global Markets Inc.
                              Credit Suisse Securities (USA) LLC
                              J.P. Morgan Securities Inc.
                              HSBC Securities (USA) Inc.
                              SG Americas Securities, LLC
CUSIP:							45974VB72
Settlement Date:						03/27/08
Stated Maturity (date):					03/25/13
Interest Rate:						6.375%
Overdue Rate (if any):					N/A
Redeemable by the Company on or after:		N/A
Repayable at the option of the holder on:		N/A
Optional Reset Dates:					N/A
Extension Periods:					N/A
Final Maturity:						N/A
Repurchase Price
(for Original Issue Discount Notes):		N/A
Type of Note (check one):
Book-Entry Note     _X__
Certificated Note   ____
Other Provisions: